As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_____________________

PRO-DEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

_____________________

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1231240 (I.R.S. Employer Identification No.)

2361 McGaw Avenue Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

_____________________

PRO-DEX, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

_____________________

Richard L. Van Kirk
President and Chief Executive Officer
Pro-Dex, Inc.
2361 McGaw Avenue
Irvine, California 92614

(Name and Address of Agent for Service)

(949) 769-3200

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

_____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, no par value	704,715	$2.38	$1,677,221.70	$194.89
(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of common stock as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the common stock of Pro-Dex, Inc. reported on the NASDAQ Stock Market on January 27, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which Pro-Dex, Inc. (“Pro-Dex”, “we”, “us” or “our”) has filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the year ended June 30, 2014 (File No. 000-14942) filed with the Commission on September 18, 2014 (the “Form 10-K”);

(b)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014;

(c)	our Current Reports on Form 8-K filed on September 29, 2014, November 13, 2014, November 28,2014, December 4,2014, December 11,2014 and January 13, 2015; and

(d)	the description of our capital stock provided under the heading “Description of Capital Stock” in Amendment No. 2 to Form S-3 filed March 19, 2014, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents that we may file in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement. We will deem all of these documents to be a part of this Registration Statement from the respective dates of filing these documents.

We further regard any statement contained in a document that is incorporated by reference in this Registration Statement to be modified or superseded if this Registration Statement, or some other subsequently filed document that is also incorporated by reference in this Registration Statement, modifies or supersedes the statement. If this occurs, we regard the statement to be incorporated in this Registration Statement by reference only in the statement’s modified or superseded form.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide that the personal liability of each director to Pro-Dex or its shareholders shall be eliminated and limited to the fullest extent permitted by the laws of the State of Colorado.

Our Articles of Incorporation, as amended, require us to indemnify all persons to the extent and in the manner permitted by the provisions of the Colorado Corporation Code, as amended from time to time, subject to any permissible expansion or limitation of such indemnification as may be set forth in our Bylaws or any shareholders or directors resolution or by contract.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with our directors and officers who also serve as directors. These agreements contain provisions that may require us, among other things, to indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed April 23, 2007).

4.2	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed December 5, 2007).

4.3	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed June 18, 2010).

4.4	Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 4, 2011).

4.5	Pro-Dex, Inc. 2014 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A to our Schedule 14A filed October 22, 2014).

5.1	Opinion of Rutan & Tucker, LLP.

23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 9.         Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 2, 2015.

PRO-DEX, INC.

By:       /s/ Richard L. Van Kirk
Richard L. Van Kirk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Van Kirk as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas J. Swenson Nicholas J. Swenson	Director, Chairman of the Board	February 2, 2015
/s/ Raymond E. Cabillot Raymond E. Cabillot	Director	February 2, 2015
/s/ Richard L. Van Kirk Richard L. Van Kirk	Director, Chief Executive Officer, President	February 2, 2015
/s/ Alisha K. Charlton Alisha K. Charlton	Chief Financial Officer, Secretary	February 2, 2015
/s/ David C,. Hovda David C. Hovda	Director	February 2, 2015
/s/ William J. Farrell III William J. Farrell III	Director	February 2, 2015

EXHIBIT INDEX

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed April 23, 2007).

4.2	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed December 5, 2007).

4.3	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed June 18, 2010).

4.4	Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 4, 2011).

4.5	Pro-Dex, Inc. 2014 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A to our Schedule 14A filed October 22, 2014).

5.1	Opinion of Rutan & Tucker, LLP.

23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page to this Registration Statement).